Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 11, 2020, relating to the consolidated financial statements of Arch Therapeutics, Inc. and Subsidiary appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

January 15, 2021